UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
CONNETICS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(650) 843-2800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 16, 2006, Connetics Corporation (“Connetics” or the “Company”) received a Nasdaq Staff Determination notice from the Nasdaq Stock Market Listing Qualifications Department that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 (“Form 10-Q”) violated Nasdaq Marketplace Rule 4310(c)(14). As a result, Connetics’ common stock is subject to delisting from the Nasdaq National Market at the opening of business on May 25, 2006 unless we request a hearing in accordance with Nasdaq Marketplace Rules. We intend to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which will automatically defer the delisting of our common stock pending the Panel’s review and determination. Connetics’ common stock will continue to be traded on The Nasdaq National Market after the hearing request is made and until the Panel issues a determination and any exception granted by the Panel has expired.
We have delayed filing our Form 10-Q until we complete the previously-announced restatement of our financial statements for the year ended December 31, 2005, and potentially additional periods. That restatement will affect the financial statements to be included in our Form 10-Q. We intend to file the Form 10-Q as soon as practicable after we complete our internal review and restatement of the financial statements and the external audit process is completed.
Connetics issued a press release on May 19, 2006 regarding the contents of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 to this Report and incorporated in this Report by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Number	Description
99.1	Press release dated May 19, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION (Registrant)
Date: May 22, 2006	By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Number	Description
99.1	Press release dated May 19, 2006.